Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2) __

THE BANK OF NEW YORK TRUST COMPANY, N. A.

(Exact name of trustee as specified in its charter)

(State of incorporation if not a national bank)	(I.R.S. employer identification No.)

95-3571558

700 South Flower Street Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip Code)

SPRINT NEXTEL CORPORATION

(Exact name of obligor as specified in its charter)

Kansas	48-0457967
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

2001 Edmund Halley Drive Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)

Senior Debt Securities

(Title of the indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, United States Department of the Treasury, Washington, D.C. 20219

Federal Reserve Bank, San Francisco, California 94105

Federal Deposit Insurance Corporation, Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the Obligor is an affiliate of the trustee, describe each such affiliation.

None.

Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13, and the Trustee is not a foreign trustee as provided under Item 15.

Item 16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 of The Trust Indenture Act of 1939, as amended, and 17 C.F.R. 229.10(d).

Exhibit 1.	A copy of the Articles of Association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

Exhibit 2.	A copy of the certificate of authority of The Bank of New York Trust Company, N.A. to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

Exhibit 3.	A copy of the authorization of The Bank of New York Trust Company, N.A. to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

Exhibit 4.	A copy of the existing by-laws of The Bank of New York Trust Company, N.A. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

Exhibit 5.	Not Applicable

Exhibit 6.	The consent of The Bank of New York Trust Company, N.A., required by Section 321 (b) of the Act.

Exhibit 7.	A copy of the latest report of condition of The Bank of New York Trust Company, N.A., published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not Applicable

Exhibit 9.	Not Applicable

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, of The Bank of New York Trust Company, National Association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 6th day of November, 2006.

The Bank of New York Trust Company, N. A.

By:	/s/ Janice Ott Rotunno
Janice Ott Rotunno Vice President

EXHIBIT 6

The consent of the Trustee required by Section 321 (b) of the Act

November 6, 2006

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Sprint Nextel Corporation and The Bank of New York Trust Company, N.A., as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal, State, Territorial, or District authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

The Bank of New York Trust Company, N. A.

By:	/s/ Janice Ott Rotunno
Name:	Janice Ott Rotunno
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

of 700 South Flower Street, Suite 200, Los Angeles, California 90017.

At the close of business June 30, 2006, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,885
Interest-bearing balances	0
Securities:
Held-to-maturity securities	63
Available-for-sale securities	64,252
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	49,300
Securities purchased under agreements to resell	115,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	3,897
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Not applicable Intangible assets:
Goodwill	267,487
Other Intangible Assets	15,747
Other assets	39,669

Total assets	$559,300

LIABILITIES

Deposits:
In domestic offices	2,420
Noninterest-bearing	2,420
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	58,000
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	79,825
Total liabilities	140,245

Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	321,520
Retained earnings	96,770
Accumulated other comprehensive income	-235
Other equity capital components	0
Total equity capital	419,055

Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	559,300

I, William J. Winkelmann, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

William J. Winkelmann	)	Vice President

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	)
Michael F. McFadden, MD	)	Directors	(Trustees)
Frank P. Sulzberger, Vice President	)